                                CLARIFICATION OF
                      AGREEMENT REGARDING SEVERANCE PACKAGE

This Clarification is made this 8th day of May, 1999 between Voice Control Systems, Inc. ("VCS") and Peter J. Foster.

                             Background Information

VCS and Mr. Foster have entered into an Agreement Regarding Severance Package dated February 24, 1999 (the "Agreement"). As part of the severance package described in Exhibit A to the Agreement, VCS agreed, "Mr. Foster and his dependents shall continue to be covered by the health insurance, including vision and dental coverage, that VCS carries for its employees, or any substitutes for such plans, and VCS shall pay all of the premiums for the coverage of Mr. Foster and 75% of the premium for coverage of his dependents" (the "Health Insurance Benefit"). VCS and Mr. Foster intended that the Health Insurance Benefit would continue for a period of two years, but omitted to include this time frame in the Agreement.

The parties wish to clarify the Agreement by stating the time frame during which the Health Insurance Benefit must be provided.

Accordingly, in consideration of the above and the terms and conditions set forth below, VCS and Mr. Foster agree as follows:

                              Substantive Provision

The final paragraph in Exhibit A to the Agreement is amended to read in its entirety as follows:

      For a period of two years from the date of the event giving rise to the obligation to make the payment described in the first paragraph of this Exhibit A, Mr. Foster and his dependents shall continue to be covered by the health insurance, including vision and dental coverage, that VCS carries for its employees, or any substitutes for such plans, and VCS shall pay all of the premiums for the coverage of Mr. Foster and 75% of the premium for coverage of his dependents.

VOICE CONTROL SYSTEMS, INC.

By:
  -----------------------------           --------------------------------------
                                          Peter J. Foster

Its:
    ---------------------------

                      AGREEMENT REGARDING SEVERANCE PACKAGE

This Agreement is made this 24th day of February, 1999, by and between Voice Control Systems, Inc., for itself and on behalf of its subsidiary, Voice Request Corporation, ("VCS") and Peter J. Foster.

                             Background Information

Mr. Foster has been employed at VCS since 1985, served as Chief Executive Officer until 1998, and has most recently served as Chief Executive Officer of Voice Request Corporation. VCS and the Company entered an employment agreement dated June 18, 1993, that terminated in June 1998 (the "Employment Agreement"). The parties anticipate that Mr. Foster's employment with VCS may soon terminate although that termination will not affect his position on the Board of Directors. Mr. Foster is currently involved in negotiations on behalf of VCS with Philips International B.V. ("Philips") and the parties wish to continue Mr. Foster's cooperation in those negotiations and his cooperation in a smooth transition upon his termination. They also wish to memorialize the severance package Mr. Foster will receive upon termination of his employment.

Accordingly, in consideration of the above and the provisions set forth below, VCS and Mr. Foster agree as follows:

                             Substantive Provisions

1. Mr. Foster shall continue in his position as Chief Executive Officer of Voice Request Corporation, at his current pay, until such time as he is terminated. In conjunction therewith he will assist VCS in its negotiations with Philips and will assist VCS for three months in its transition to another executive who will be in charge of Voice Request Corporation. Such employment may be terminated by Voice Request Corporation or VCS at any time on notice to Mr. Foster.

2. If a transaction with Philips is closed so that Philips acquires VCS, whether through merger, stock purchase, asset purchase or otherwise, then VCS will pay Mr. Foster a bonus of $75,000 at closing.

3. If Mr. Foster complies with the provisions of Section 1 through the date payment is due, he shall receive in addition to his compensation the severance package set forth in Exhibit A upon signing the Severance Agreement and General Release set forth in Exhibit B. This will be payable upon the earliest of termination of his employment, diminution of Mr. Foster's responsibilities without his consent, or a change in control of VCS.

3. Mr. Foster acknowledges and affirms his confidentiality obligations, his obligations with respect to competing with the Company, and his other continuing obligations under Article VII of the Employment Agreement.

4. VCS for itself, its subsidiaries, successors and assigns, does hereby forever release and discharge Mr. Foster, his heirs, successors and assigns of and from all debts, claims, demands, damages, causes of action, losses and expenses of whatsoever kind or character, whether in contract or in tort, whether arising under common law or by virtue of statute, federal or state, whether known or unknown, suspected or unsuspected, or whether having arisen or hereafter to arise, whether for damages already suffered or yet to be suffered, which the undersigned ever had, now has or claims to have, or hereafter can, shall, or may for any reason have, against Mr. Foster arising out of any matter, event, action or omission occurring contemporaneously with or before the execution of this Agreement ("Claims"), including specifically, but without limitation of the generality of the foregoing, all Claims arising out of Mr. Foster's employment with VCS.

VOICE CONTROL SYSTEMS, INC.


By /s/ Neal J. Robinson                      /s/ Peter J. Foster
   ----------------------------              -----------------------------------
                                             PETER J. FOSTER

Its Chairman of the Board
    ---------------------------

                                    EXHIBIT A

                                SEVERANCE PACKAGE

VCS shall pay Mr. Foster $225,000.00, less applicable withholding, FICA and Medicare taxes.

VCS shall pay Mr. Foster the program fee to attend one session of the Harvard Business School Advanced Management Program in 1999.

The agreements described in Attachment A-1 whereby VCS issued Mr. Foster options to purchase common stock of VCS are hereby amended as follows:

      All options are hereby exercisable;

      All options shall terminate on the third anniversary of the termination of Mr. Foster's employment with VCS and its subsidiaries; and

      Mr. Foster acknowledges that this amendment may have the effect that some of the options that become exercisable in the year in which his employment terminates are not eligible for tax treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

Mr. Foster and his dependents shall continue to be covered by the health insurance, including vision and dental coverage, that VCS carries for its employees, or any substitutes for such plans, and VCS shall pay the premiums for the coverage of Mr. Foster and 75% of the premium for coverage of his dependents.

                                 ATTACHMENT A-1

                                                     NUMBER OF SHARES SUBJECT
                                                            TO OPTIONS
                                                      (AS ADJUSTED FOR EVENTS
    ORIGINAL GRANTOR              GRANT DATE           SUBSEQUENT TO GRANT)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
VCS Industries, Inc.                5/7/92                   35,916
--------------------------------------------------------------------------------
VCS Industries, Inc.                5/7/92                   24,488
--------------------------------------------------------------------------------
VCS Industries, Inc.                5/7/92                   24,488
--------------------------------------------------------------------------------
VCS Industries, Inc.                5/7/92                   10,775
--------------------------------------------------------------------------------
VCS Industries, Inc.                5/1/93                   22,856
--------------------------------------------------------------------------------
VCS Industries, Inc.               10/1/93                   46,788
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Voice Control Systems, Inc.        10/7/94                   39,181
--------------------------------------------------------------------------------
Voice Control Systems, Inc.        10/4/95                   50,000
--------------------------------------------------------------------------------
Voice Control Systems, Inc.       11/13/97                   50,000
--------------------------------------------------------------------------------
Voice Control Systems, Inc.        5/14/98                  100,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TOTAL                                                       404,492
-----                                                       -------
--------------------------------------------------------------------------------

                                    EXHIBIT B

                     SEVERANCE AGREEMENT AND GENERAL RELEASE

      In consideration of the receipt by the undersigned of the severance package described in Exhibit A attached hereto and incorporated herein by reference from Voice Control Systems, Inc. ("VCS") in conjunction with a change in the basis of his employment with VCS effective 4-12-99, the receipt and sufficiency of which is hereby acknowledged, the undersigned, Peter J. Foster, for himself, his heirs, executors, administrators, successors and assigns, does hereby forever release and discharge VCS, its affiliates, directors, officers, employees, agents and attorneys and their heirs, successors and assigns ("VCS, et al.") of and from all debts, claims, demands, damages, causes of action, losses and expenses of whatsoever kind or character, whether in contract or in tort, whether arising under common law or by virtue of statute, federal or state, whether known or unknown, suspected or unsuspected, or whether having arisen or hereafter to arise, whether for damages already suffered or yet to be suffered, which the undersigned ever had, now has or claims to have, or hereafter can, shall, or may for any reason have, against VCS, et al. or any of them arising out of any matter, event, action or omission occurring contemporaneously with or before the execution of this Release ("Claims"), including specifically, but without limitation of the generality of the foregoing, all Claims arising out of the undersigned's employment with VCS or the termination of that employment.

The undersigned assigns all Claims to VCS.

Specifically included in this Agreement and Release are, among other things, any and all claims of alleged employment discrimination under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974 or the Americans with Disabilities Act of 1990, any claims under the Family and Medical Leave Act of 1993, the Occupational Safety and Health Act or any other federal, state or local statute, rule or regulation, as well as any claims for alleged wrongful discharge, negligent or intentional infliction of emotional distress, invasion of privacy, breach of contract, fraud, or any other unlawful behavior. The undersigned also agrees not to institute administrative proceedings or a lawsuit against VCS in regard to any claims, demands, causes of action, damages, losses and expenses, and he represents and warrants that he has not assigned any claims or any interest therein to any third party and that no other person or entity has initiated or will initiate such administrative proceedings or lawsuit on his behalf. This Agreement and Release shall remain effective in accordance with its terms even if facts which any with party now believes are true are later found to be different.

The undersigned shall cooperate with VCS in regard to any claims made or litigation brought against VCS, as well as in regard to investigations by any governmental agency.

This Agreement and Release shall not be construed as an admission by VCS of any liability or acts of wrongdoing or discrimination, nor shall it be considered or utilized as evidence of such liability, wrongdoing or discrimination, or for any purpose other than to secure enforcement of the terms of this Agreement and Release.

In the event that the Company performs its obligations under this Agreement and Release and any of VCS, et al. is required to defend a lawsuit or charge of discrimination filed by the undersigned or on his behalf that is in breach of this Agreement and Release, the undersigned shall be liable for all reasonable expenses (including reasonable discovery and other court costs and reasonable attorneys' fees) incurred by such releasee in defending the same, regardless of the outcome.

The undersigned acknowledges that signing this Agreement and Release is a voluntary act on his part and that he has been advised by VCS to consult with an attorney, and the undersigned shall have seven (7) days from the date of the execution of this Agreement and Release to change his mind and revoke the Agreement and Release, in which event the payments set forth in Exhibit "A" will not be made.

The undersigned affirms that the only consideration for his signing this Agreement and Release is that stated above and that no other promise or agreement of any kind has been made to or with him by any person or entity to cause him to execute this document.

The nature and terms of this Agreement and Release are strictly confidential and shall not be disclosed by the undersigned at any time to any person outside his immediate family and legal advisors without the prior written consent of VCS, except as necessary in any legal proceedings based upon the provisions and terms of this Agreement and Release, to prepare and file income tax forms, or pursuant to court order after notice to VCS. Similarly, the Company agrees not to disclose the nature and terms of this Agreement and Release, except as is necessary to obtain approval of it, to inform employees and officials with a "need to know," in any relevant legal proceedings, in any public reporting documents (to the extent required by law, rule or regulation), and to prepare proper documentation in tax, legal, accounting, and claim records.

The undersigned acknowledges his obligations regarding trade secrets, competition and inventions under the Confidentiality and Non-Competition Agreement with Assignment of Inventor's Rights which he previously executed and reaffirms that he shall comply with the terms of such agreement.

EXECUTED this 12th day of April, 1999.


/s/ Peter J. Foster
-------------------